Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the Seneca Foods Corporation 2007 Equity Incentive Plan of our reports dated June 10, 2005 with respect to the consolidated financial statements of Seneca Foods Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2005 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
September 6, 2007